EXHIBIT  99

For Immediate Release                              Contact: John T. O'Neill
April 13, 1994                                      Telephone: 401-431-8500



                    HASBRO, INC. ANNOUNCES RECORD REVENUES
                     AND EARNINGS FOR FIRST QUARTER 1994


     Pawtucket, RI (April 13, 1994) -- Hasbro, Inc. (HAS:ASE) today reported results for its first quarter ended March 27, 1994.

     Revenues increased approximately $2,100,000 to $489,133,000 from the $487,036,000 reported in the first quarter of 1993 and,absent the effect of the strengthened U.S. dollar, would have increased an additional $8,000,000. Earnings before the cumulative effect of a change in accounting principles were $26,717,000 for the quarter compared with $26,580,000 last year. On the same basis, earnings per share were $.30 in both periods.

      "Again this year, we have begun on a positive note", said Alan G. Hassenfeld, Chairman and Chief Executive Officer, "and are pleased with our results which represent first quarter records for both revenues and earnings before an accounting change."

      During the quarter, the Company adopted Statement of Financial Accounting Standards No. 112, relating to postemployment benefits. The adoption of this statement, which represents a change in accounting principles, reduced net earnings and earnings per share by $4,282,000 and $.05, respectively. Earnings and earnings per share after the accounting change were $22,435,000 and $.25, respectively. The weighted average number of common shares outstanding was 90,100,000 compared to 89,639,000 a year earlier.

      "We are particularly proud of the performance of our international units this quarter", he continued. "Revenue growth was experienced in virtually all countries and in constant dollars their revenues increased by more than 20%. Domestically, even given the difficult retail environment, further complicated by the unusually severe weather in much of the country during January and February, we experienced strong retail sales of our products in comparison to 1993. Especially noteworthy this quarter were the innovative products from Playskool, including Cool Tools(TM) and In-Line Skates, as well as the continuing momentum of many of Kenner's items. This consumer strength was tempered, however, by the ongoing effort of many of our customers to minimize their inventory levels. In particular, one customer initiated a centralized buying system which, when fully implemented, will make them a more efficient retailer. This change resulted in a substantial decrease in their first quarter purchases from us although we expect the full year to be on plan."



      Mr. Hassenfeld concluded by noting "Even though we had a strong first quarter, we are well aware that the balance of 1994 will present significant challenges as a greater proportion of our business moves to the second half of the year. We feel, however, that with our strong and diverse portfolio of products and our dedicated team of employees we are well equipped to meet those challenges."


                               # # #
                         (Tables Attached)







                                  HASBRO, INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS


(Thousands of Dollars and Shares Except Per Share Data)



                                                        Quarter Ended
                                                     --------------------
                                                     Mar. 27,    Mar. 28,
                                                       1994        1993
                                                     --------    --------
Net Revenues                                         $489,133     487,036
Cost of Sales                                         208,200     208,021
                                                      -------     -------
Gross Profit                                          280,933     279,015
Amortization                                            8,793       8,659
Royalties, Research and
 Development                                           50,320      47,403
Advertising                                            64,559      67,837
Selling, Distribution and
 Administrative                                       110,290     109,559
                                                      -------     -------
Operating Profit                                       46,971      45,557
Interest Expense                                        5,436       4,415
Other (Income), Net                                    (1,908)     (1,729)
                                                      -------     -------
Earnings Before Income Taxes and
 Cumulative Effect of Change in
 Accounting Principles                                 43,443      42,871
Income Taxes                                           16,726      16,291
                                                      -------     -------
Net Earnings Before Cumulative
 Effect of Change in Accounting
 Principles                                            26,717      26,580
Cumulative Effect of Change in
 Accounting Principles                                 (4,282)          -
                                                      -------     -------
Net Earnings                                         $ 22,435      26,580
                                                      =======     =======

Per Common Share
   Net Earnings Before Cumulative
    Effect of Change in Accounting
    Principles                                       $    .30         .30
                                                      =======     =======

   Net Earnings                                           .25         .30
                                                      =======     =======

   Cash Dividends Declared                                .07         .06
                                                      =======     =======
Weighted Average Number of
 Shares                                                90,100      89,639
                                                      =======     =======





                                  HASBRO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS


  (Thousands of Dollars)



                                                    Mar. 27,        Mar. 28,
                                                      1994            1993
                                                    --------        --------
                   Assets

  Cash and Temporary Investments                  $  250,262         150,250
  Accounts Receivable, Net                           449,981         420,057
  Inventories                                        271,319         237,548
  Other                                              150,504         147,763
                                                   ---------       ---------
  Total Current Assets                             1,122,066         955,618
  Property, Plant and Equipment, Net                 282,978         252,521
  Other Assets                                       708,306         713,665
                                                   ---------       ---------
  Total Assets                                    $2,113,350       1,921,804
                                                   =========       =========

        Liabilities and Shareholders' Equity

  Short-term Borrowings                           $   53,091          51,851
  Payables and Accrued Liablities                    491,743         471,097
                                                   ---------       ---------
  Total Current Liabilities                          544,834         522,948
  Long-term Debt                                     200,479         206,152
  Deferred Liabilities                                73,171          70,823
                                                   ---------       ---------
  Total Liabilities                                  818,484         799,923
  Total Shareholders' Equity                       1,294,866       1,121,881
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $2,113,350       1,921,804
                                                   =========       =========